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                                              EXHIBIT 2
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
                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                                Citigroup Global Markets Limited is a broker-dealer
                                            chartered in London, England.

                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.



                      Date: February 9, 2006




                                          CITIGROUP FINANCIAL PRODUCTS INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                              Name:  Ali L. Karshan
                                              Title: Assistant Secretary


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                              Name:  Ali L. Karshan
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                               Name:  Ali L. Karshan
                                               Title: Assistant Secretary

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